Exhibit 99.1

Mammoth Energy Services, Inc. Announces
Third Quarter 2021 Operational and Financial Results

OKLAHOMA CITY - November 5, 2021 - Mammoth Energy Services, Inc. (“Mammoth” or the “Company”) (NASDAQ: TUSK) today reported financial and operational results for the third quarter ended September 30, 2021.

Financial Overview for the Third Quarter 2021:

Total revenue was $57.5 million for the third quarter of 2021, as compared to $70.5 million for the same quarter last year and $47.4 million for the second quarter of 2021.

Net loss for the third quarter of 2021 was $40.9 million, or a $0.88 loss per share, as compared to net income of $3.4 million, or a $0.07 income per share, for the same quarter last year, and a net loss of $34.8 million, or a $0.75 loss per share, for the second quarter of 2021.

Adjusted EBITDA (as defined and reconciled below) was ($29.7) million for the third quarter of 2021, as compared to $22.1 million for the same quarter last year and ($5.5) million for the second quarter of 2021. During the third quarter of 2021, Mammoth recognized expense of $32.6 million related to its settlement with Gulfport Energy Corporation. Excluding this non-recurring expense, adjusted EBITDA was $2.9 million for the third quarter of 2021.

Arty Straehla, Chief Executive Officer of Mammoth commented, “We are pleased with the positive trajectory throughout our business segments during the third quarter compared to the second quarter, which led to higher revenue and an improved bottom line. We are also encouraged by the positive trends in our infrastructure business in the third quarter, including increased storm work relative to the second quarter, a new fiber maintenance and installation contract and increased bidding activity, as well as internal personnel changes that are gaining traction in this segment. Funding for projects in the infrastructure space remains strong with the added opportunity of a new federal infrastructure bill, which we are optimistic will be passed in the near future. While this is a sector impacted by near-term seasonality, we remain focused on improving results as we continue migrating the Company further into the infrastructure space to enhance long-term growth and sustainability.”

“In our oilfield businesses, improved commodities pricing continues to contribute to positive industry movement and increased equipment utilization as we ramped up a second hydraulic fracturing fleet during the quarter. In our sand business, we continue to see increased market activity.”

Straehla continued, “Lastly, as documented in several recent press releases, we are continuing to pursue numerous avenues in our efforts to collect our receivable from PREPA for work performed by our subsidiary Cobra Acquisitions LLC in Puerto Rico. We believe that published documentation to date continues to show that our team performed a difficult job in a difficult environment to save lives and aid the people of Puerto Rico in their time of need.”

Infrastructure Services
Mammoth’s infrastructure services division contributed revenue of $23.5 million, or approximately 41% of Mammoth’s total revenue, for the third quarter of 2021, as compared to $43.6 million for the same quarter last year and $17.2 million for the second quarter of 2021. The decrease in revenue compared to the same quarter of 2020 is primarily due to a decline in storm activity, resulting in lower storm restoration revenue, as well as management and crew turnover.

Well Completion Services
Mammoth’s well completion services division contributed revenue (inclusive of inter-segment revenue) of $22.7 million on 688 stages for the third quarter of 2021, as compared to $15.8 million on 449 stages for the same quarter last year and $17.4 million on 520 stages for the second quarter of 2021. On average, 1.2 of the Company’s fleets were active for the third quarter, compared to an average utilization of 0.9 fleets during the same quarter last year and during the second quarter of 2021.
Natural Sand Proppant Services
Mammoth’s natural sand proppant services division contributed revenue (inclusive of inter-segment revenue) of $8.4 million for the third quarter of 2021, as compared to $6.0 million for the same quarter last year and $6.9 million for the second quarter of 2021. In the third quarter of 2021, the Company sold approximately 315,000 tons of sand at an average sales price of $16.58 per ton, as compared to sales of approximately 68,000 tons of sand at an average sales price of $15.59 per ton during the same quarter last year. In the second quarter of 2021, sales were approximately 255,000 tons of sand at an average price of $15.80 per ton.

Drilling Services
Mammoth’s drilling services division contributed revenue (inclusive of inter-segment revenue) of $1.2 million for the third quarter of 2021, as compared to $1.2 million for the same quarter last year and $1.1 million for the second quarter of 2021.

As a result of market conditions, the Company temporarily shut down its contract land drilling operations beginning in December 2019 and its rig hauling operations beginning in April 2020.

Other Services
Mammoth’s other services, including aviation, coil tubing, pressure control, equipment rentals, crude oil hauling, full-service transportation, remote accommodations, equipment manufacturing and infrastructure engineering and design services, contributed revenue (inclusive of inter-segment revenue) of $6.2 million for the third quarter of 2021, as compared to $4.7 million for the same quarter last year and $5.5 million for the second quarter of 2021.

As a result of market conditions, the Company temporarily shut down its cementing and acidizing operations as well as its flowback operations beginning in July 2019, its coil tubing and full-service transportation operations beginning in July 2020 and its crude oil hauling operations beginning in July 2021.

Selling, General and Administrative Expenses
Selling, general and administrative (“SG&A”) expenses were $41.9 million for the third quarter of 2021, as compared to $12.2 million for the same quarter last year and $12.0 million for the second quarter of 2021.

Following is a breakout of SG&A expense (in thousands):

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2021	2020	2021	2021	2020
Cash expenses:
Compensation and benefits	$3,353	$3,449	$3,333	$11,379	$11,138
Professional services	4,571	5,651	5,806	13,783	15,335
Other(a)	2,252	2,163	2,464	7,058	6,572
Total cash SG&A expense	10,176	11,263	11,603	32,220	33,045
Non-cash expenses:
Bad debt provision(b)	31,449	626	76	41,650	2,306
Stock based compensation	241	291	304	827	1,326
Total non-cash SG&A expense	31,690	917	380	42,477	3,632
Total SG&A expense	$41,866	$12,180	$11,983	$74,697	$36,677
a.    Includes travel-related costs, information technology expenses, rent, utilities and other general and administrative-related costs.
b.    The bad debt provision for the three and nine months ended September 30, 2021, includes $31.2 million and $41.2 million, respectively, for settlement of our accounts with Gulfport Energy Corporation and its subsidiaries.

SG&A expenses, as a percentage of total revenue, were 73% for the third quarter of 2021, as compared to 17% for the same quarter last year and 25% for the second quarter of 2021.

Liquidity
As of September 30, 2021, Mammoth had cash on hand of $8.0 million, outstanding borrowings under its revolving credit facility of $77.0 million and $43.2 million of available borrowing capacity under its revolving credit facility, after giving effect to $9.0 million of outstanding letters of credit. As of September 30, 2021, Mammoth had total liquidity of $51.2 million.
On November 3, 2021, Mammoth entered into a third amendment to its revolving credit facility, providing, among other things, for a limited waiver and suspension of the leverage ratio and fixed charges coverage ratio covenants for the quarters ending September 30, 2021 and December 31, 2021 and permanently reducing the maximum revolving advance amount under its revolving credit facility from $130 million to $120 million. As of November 3, 2021, Mammoth had cash on hand of $6.5 million, outstanding borrowings under its revolving credit facility of $76.1 million and $24.1 million of available borrowing capacity under its revolving credit facility, after giving effect to $9.0 million of outstanding letters of credit, the $10 million reduction in the borrowing base and the requirement to maintain a $10 million reserve out of the available borrowing capacity during the limited waiver period, which will end on May 15, 2022, but may terminate earlier upon the occurrence of certain events.

Capital Expenditures
The following table summarizes Mammoth’s capital expenditures by operating division for the periods indicated (in thousands):

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2021	2020	2021	2021	2020
Infrastructure services(a)	$181	$178	$104	$474	$221
Well completion services(b)	2,392	698	388	3,192	3,752
Natural sand proppant services(c)	16	194	5	429	1,069
Drilling services(d)	4	132	1	42	199
Other(e)	172	323	63	337	708
Total capital expenditures	$2,765	$1,525	$561	$4,474	$5,949
a.     Capital expenditures primarily for tooling and other equipment for the periods presented.
b.     Capital expenditures primarily for upgrades to our pressure pumping fleet to reduce greenhouse gas emissions and water transfer equipment for the periods presented.

c.    Capital expenditures primarily for maintenance for the periods presented.
d.    Capital expenditures primarily for maintenance for the periods presented.
e.    Capital expenditures primarily for equipment for the Company’s rental businesses for the periods presented.

Conference Call Information
Mammoth will host a conference call on Friday, November 5, 2021 at 8:00 a.m. Central time (9:00 a.m. Eastern time) to discuss its third quarter 2021 financial and operational results. The telephone number to access the conference call is 216-562-0385. The conference call will also be webcast live on https://ir.mammothenergy.com/events-presentations.

About Mammoth Energy Services, Inc.
Mammoth is an integrated, growth-oriented energy services company focused on the construction and repair of the electric grid for private utilities, public investor-owned utilities and co-operative utilities through its infrastructure services businesses. The Company also provides products and services to enable the exploration and development of North American onshore unconventional oil and natural gas reserves. Mammoth’s suite of services and products include: infrastructure services, well completion services, natural sand and proppant services, drilling services and other energy services. For more information, please visit www.mammothenergy.com.

Contacts:
Mark Layton, CFO
Mammoth Energy Services, Inc
investors@mammothenergy.com

Rick Black / Ken Dennard
Dennard Lascar Investor Relations
TUSK@dennardlascar.com

Forward-Looking Statements and Cautionary Statements
This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts that address activities, events or developments that Mammoth expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company’s business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for the Company’s existing operations, experience and perception of historical trends, current conditions, anticipated future developments and their effect on Mammoth, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, the Company’s forward-looking statements are subject to significant risks and uncertainties, including those described in its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings it makes with the SEC, including those relating to the Company’s acquisitions and contracts, many of which are beyond the Company’s control, which may cause actual results to differ materially from historical experience and present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the severity and duration of the COVID-19 pandemic, related global and national health concerns and economic repercussions and the resulting negative impact on demand for our services; the volatility of oil and natural gas prices and actions by OPEC members and other exporting nations affecting commodities prices and production levels; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions; the failure to receive or delays in receiving governmental authorizations, approvals and/or payments; the outcome of ongoing government investigations and other legal proceedings, including those relating to the contracts awarded to the Company’s subsidiary Cobra Acquisitions LLC by the Puerto Rico Electric Power Authority; the Company’s inability to replace the prior levels of work in its business segments, including its infrastructure and well completion services segments; risks relating to economic conditions; whether a federal infrastructure bill is implemented and the terms thereof; the loss of or interruption in operations of one or more of Mammoth’s significant suppliers or customers; the loss of management and/or crews; the outcome or settlement of our litigation matters, including the adverse impact of the recent settlements with Gulfport Energy Corporation and MasTec Renewables Puerto Rico, LLC, and the effect on our financial condition and results of operations ; the effects of government regulation, permitting and other legal requirements; operating risks; the adequacy of capital resources and liquidity; Mammoth's ability to regain compliance with certain financial covenants and comply with other terms and conditions under our recently amended revolving credit facility; weather; natural disasters; litigation; volatility in commodity markets; competition in the oil and natural gas and infrastructure industries; and costs and availability of resources.

Investors are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS	September 30,	December 31,
	2021	2020
CURRENT ASSETS	(in thousands)
Cash and cash equivalents	$7,953	$14,822
Short-term investment	1,760	1,750
Accounts receivable, net	402,035	393,112
Receivables from related parties, net	238	28,461
Inventories	9,438	12,020
Prepaid expenses	3,859	13,825
Other current assets	754	758
Total current assets	426,037	464,748

Property, plant and equipment, net	194,478	251,262
Sand reserves	64,806	65,876
Operating lease right-of-use assets	14,766	20,179
Intangible assets, net - customer relationships	277	408
Intangible assets, net - trade names	3,194	4,366
Goodwill	12,608	12,608
Deferred income tax asset	8,094	—
Other non-current assets	4,247	5,115
Total assets	$728,507	$824,562
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$43,628	$40,316
Payables to related parties	5	3
Accrued expenses and other current liabilities	54,724	44,408
Current operating lease liability	6,996	8,618
Current portion of long-term debt	1,449	1,165
Income taxes payable	39,283	34,088
Total current liabilities	146,085	128,598

Long-term debt, net of current portion	79,195	81,338
Deferred income tax liabilities	687	24,741
Long-term operating lease liability	7,591	11,377
Asset retirement obligation	3,682	4,746
Other liabilities	15,003	10,435
Total liabilities	252,243	261,235

COMMITMENTS AND CONTINGENCIES

EQUITY
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 46,684,065 and 45,769,283 issued and outstanding at September 30, 2021 and December 31, 2020	467	458
Additional paid in capital	537,980	537,039
Retained earnings	(59,236)	28,895
Accumulated other comprehensive loss	(2,947)	(3,065)
Total equity	476,264	563,327
Total liabilities and equity	$728,507	$824,562

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2021	2020	2021	2021	2020
	(in thousands, except per share amounts)
REVENUE
Services revenue	$52,417	$55,279	$40,867	$135,975	$169,002
Services revenue - related parties	601	8,565	90	15,678	35,228
Product revenue	4,467	4,815	6,483	17,932	18,171
Product revenue - related parties	—	1,875	—	2,145	5,625
Total revenue	57,485	70,534	47,440	171,730	228,026

COST AND EXPENSES
Services cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $35,857, $20,424, $17,861, $53,448 and $65,728, respectively, for the three months ended September 30, 2021, September 30, 2020 and June 30, 2021 and nine months ended September 30, 2021 and 2020)	43,538	41,445	43,103	128,703	154,397
Services cost of revenue - related parties (exclusive of depreciation, depletion, amortization and accretion of $0, $0, $0, $0 and $0, respectively, for the three months ended September 30, 2021, September 30, 2020 and June 30, 2021 and nine months ended September 30, 2021 and 2020)	181	131	107	397	329
Product cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $4,667, $2,689, $2,384, $7,051 and $7,344, respectively, for the three months ended September 30, 2021, September 30, 2020 and June 30, 2021 and nine months ended September 30, 2021 and 2020)	9,865	4,353	7,165	22,939	21,862
Selling, general and administrative	41,866	11,979	11,791	74,312	36,063
Selling, general and administrative - related parties	—	201	192	385	614
Depreciation, depletion, amortization and accretion	19,148	23,132	20,265	60,559	73,130
Impairment of goodwill	—	—	—	—	54,973
Impairment of other long-lived assets	547	—	—	547	12,897
Total cost and expenses	115,145	81,241	82,623	287,842	354,265
Operating loss	(57,660)	(10,707)	(35,183)	(116,112)	(126,239)

OTHER INCOME (EXPENSE)
Interest expense, net	(1,484)	(1,098)	(1,169)	(3,878)	(4,207)
Other income (expense), net	11,056	7,943	(14,998)	6,004	23,489
Other income (expense), net - related parties	—	1,099	—	(515)	2,232
Total other income (expense)	9,572	7,944	(16,167)	1,611	21,514
Loss before income taxes	(48,088)	(2,763)	(51,350)	(114,501)	(104,725)
Benefit for income taxes	(7,187)	(6,193)	(16,560)	(26,370)	(8,979)
Net (loss) income	$(40,901)	$3,430	$(34,790)	$(88,131)	$(95,746)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment, net of tax of ($69), ($95), $63, $36 and $116, respectively, for the three months ended September 30, 2021, September 30, 2020 and June 30, 2021 and nine months ended September 30, 2021 and 2020	(289)	324	239	118	(422)
Comprehensive (loss) income	$(41,190)	$3,754	$(34,551)	$(88,013)	$(96,168)

Net (loss) income per share (basic)	$(0.88)	$0.07	$(0.75)	$(1.90)	$(2.10)
Net (loss) income per share (diluted)	$(0.88)	$0.07	$(0.75)	$(1.90)	$(2.10)
Weighted average number of shares outstanding (basic)	46,683	45,764	46,402	46,342	45,603
Weighted average number of shares outstanding (diluted)	46,683	46,571	46,402	46,342	45,603

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
	2021	2020
	(in thousands)
Cash flows from operating activities:
Net loss	$(88,131)	$(95,746)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Stock based compensation	950	1,598
Depreciation, depletion, accretion and amortization	60,559	73,130
Amortization of coil tubing strings	—	359
Amortization of debt origination costs	469	703
Bad debt expense	41,650	2,306
Gain on disposal of property and equipment	(4,632)	(927)
Impairment of goodwill	—	54,973
Impairment of other long-lived assets	547	12,897
Deferred income taxes	(32,183)	(7,334)
Other	502	581
Changes in assets and liabilities:
Accounts receivable, net	(50,666)	(11,707)
Receivables from related parties	28,224	(31,152)
Inventories	2,582	3,827
Prepaid expenses and other assets	9,947	8,803
Accounts payable	2,597	(5,211)
Payables to related parties	2	(508)
Accrued expenses and other liabilities	6,627	(3,166)
Income taxes payable	5,192	(1,644)
Net cash (used in) provided by operating activities	(15,764)	1,782

Cash flows from investing activities:
Purchases of property and equipment	(4,474)	(5,873)
Purchases of property and equipment from related parties	—	(76)
Proceeds from disposal of property and equipment	9,581	4,859
Net cash provided by (used in) investing activities	5,107	(1,090)

Cash flows from financing activities:
Borrowings on long-term debt	31,700	30,800
Repayments of long-term debt	(33,571)	(21,000)
Proceeds from sale leaseback transaction	9,473	—
Payments on sale leaseback transaction	(2,106)	—
Principal payments on financing leases and equipment financing notes	(1,716)	(1,423)
Debt issuance costs	—	(1,000)
Net cash provided by financing activities	3,780	7,377
Effect of foreign exchange rate on cash	8	(57)
Net change in cash and cash equivalents	(6,869)	8,012
Cash and cash equivalents at beginning of period	14,822	5,872
Cash and cash equivalents at end of period	$7,953	$13,884

Supplemental disclosure of cash flow information:
Cash paid for interest	$3,236	$3,637
Cash paid for income taxes, net of refunds received	$978	$13
Supplemental disclosure of non-cash transactions:
Purchases of property and equipment included in accounts payable	$2,028	$2,032

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Three months ended September 30, 2021	Infrastructure	Well Completion(a)	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$23,489	$22,702	$4,439	$1,184	$5,671	$—	$57,485
Intersegment revenues	—	30	3,980	23	482	(4,515)	—
Total revenue	23,489	22,732	8,419	1,207	6,153	(4,515)	57,485
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	20,541	18,125	9,368	1,566	4,917	—	54,517
Intersegment cost of revenues	54	3,204	—	—	324	(4,515)	(933)
Total cost of revenue	20,595	21,329	9,368	1,566	5,241	(4,515)	53,584
Selling, general and administrative	4,586	34,606	1,068	288	1,318	—	41,866
Depreciation, depletion, amortization and accretion	4,933	6,538	2,533	1,942	3,202	—	19,148
Impairment of other long-lived assets	—	—	—	—	547	—	547
Operating loss	(6,625)	(39,741)	(4,550)	(2,589)	(4,155)	—	(57,660)
Interest expense, net	971	215	107	56	135	—	1,484
Other (income) expense, net	(9,256)	755	(46)	(66)	(2,443)	—	(11,056)
Income (loss) before income taxes	$1,660	$(40,711)	$(4,611)	$(2,579)	$(1,847)	$—	$(48,088)

Three months ended September 30, 2020	Infrastructure	Well Completion(a)	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$43,582	$15,738	$6,031	$1,193	$3,990	$—	$70,534
Intersegment revenues	—	27	—	11	687	(725)	—
Total revenue	43,582	15,765	6,031	1,204	4,677	(725)	70,534
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	28,883	6,510	4,154	1,955	4,427	—	45,929
Intersegment cost of revenues	162	449	—	—	114	(725)	—
Total cost of revenue	29,045	6,959	4,154	1,955	4,541	(725)	45,929
Selling, general and administrative	7,227	1,721	1,056	382	1,794	—	12,180
Depreciation, depletion, amortization and accretion	7,294	7,189	2,700	2,294	3,655	—	23,132
Operating income (loss)	16	(104)	(1,879)	(3,427)	(5,313)	—	(10,707)
Interest expense, net	623	253	70	60	92	—	1,098
Other (income) expense, net	(8,375)	(1,156)	1,792	20	(1,323)	—	(9,042)
Income (loss) before income taxes	$7,768	$799	$(3,741)	$(3,507)	$(4,082)	$—	$(2,763)

Three months ended June 30, 2021	Infrastructure	Well Completion(a)	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$17,220	$17,337	$6,886	$1,130	$4,867	$—	$47,440
Intersegment revenues	—	36	—	17	682	(735)	—
Total revenue	17,220	17,373	6,886	1,147	5,549	(735)	47,440
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	19,881	16,396	7,400	1,568	5,130	—	50,375
Intersegment cost of revenues	50	666	—	—	19	(735)	—
Total cost of revenue	19,931	17,062	7,400	1,568	5,149	(735)	50,375
Selling, general and administrative	7,383	1,893	991	395	1,321	—	11,983
Depreciation, depletion, amortization and accretion	5,899	6,447	2,387	2,079	3,453	—	20,265
Operating loss	(15,993)	(8,029)	(3,892)	(2,895)	(4,374)	—	(35,183)
Interest expense, net	656	219	90	58	146	—	1,169
Other expense (income), net	15,904	1	(53)	(127)	(727)	—	14,998
Loss before income taxes	$(32,553)	$(8,249)	$(3,929)	$(2,826)	$(3,793)	$—	$(51,350)

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Nine months ended September 30, 2021	Infrastructure	Well Completion(a)	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$69,965	$62,939	$20,031	$3,234	$15,561	$—	$171,730
Intersegment revenues	—	120	3,980	54	1,804	(5,958)	—
Total revenue	69,965	63,059	24,011	3,288	17,365	(5,958)	171,730
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	66,864	42,339	22,631	4,739	15,466	—	152,039
Intersegment cost of revenues	165	5,449	—	—	344	(5,958)	—
Total cost of revenue	67,029	47,788	22,631	4,739	15,810	(5,958)	152,039
Selling, general and administrative	18,222	47,111	4,108	1,105	4,151	—	74,697
Depreciation, depletion, amortization and accretion	17,499	19,668	7,059	6,185	10,148	—	60,559
Impairment of other long-lived assets	—	—	—	—	547	—	547
Operating loss	(32,785)	(51,508)	(9,787)	(8,741)	(13,291)	—	(116,112)
Interest expense, net	2,287	688	291	177	435	—	3,878
Other (income) expense, net	(2,663)	1,196	(892)	(201)	(2,929)	—	(5,489)
Loss before income taxes	$(32,409)	$(53,392)	$(9,186)	$(8,717)	$(10,797)	$—	$(114,501)

Nine months ended September 30, 2020	Infrastructure	Well Completion(a)	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$99,307	$74,549	$22,421	$7,166	$24,583	$—	$228,026
Intersegment revenues	—	1,080	95	16	2,046	(3,237)	—
Total revenue	99,307	75,629	22,516	7,182	26,629	(3,237)	228,026
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	80,780	40,454	21,845	9,592	23,917	—	176,588
Intersegment cost of revenues	197	1,410	—	151	1,479	(3,237)	—
Total cost of revenue	80,977	41,864	21,845	9,743	25,396	(3,237)	176,588
Selling, general and administrative	19,001	5,347	3,737	2,776	5,816	—	36,677
Depreciation, depletion, amortization and accretion	22,416	23,346	7,380	7,814	12,174	—	73,130
Impairment of goodwill	—	53,406	—	—	1,567	—	54,973
Impairment of other long-lived assets	—	4,203	—	326	8,368	—	12,897
Operating loss	(23,087)	(52,537)	(10,446)	(13,477)	(26,692)	—	(126,239)
Interest expense, net	2,091	857	217	450	592	—	4,207
Other (income) expense, net	(24,082)	(2,444)	1,753	(251)	(697)	—	(25,721)
Loss before income taxes	$(1,096)	$(50,950)	$(12,416)	$(13,676)	$(26,587)	$—	$(104,725)
a.Mammoth changed the name of its pressure pumping segment to the well completion segment during the fourth quarter of 2020.

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. Mammoth defines Adjusted EBITDA as net income (loss) before depreciation, depletion, amortization and accretion expense, impairment of goodwill, impairment of other long-lived assets, public offering costs, stock based compensation, interest expense, net, other (income) expense, net (which is comprised of the (gain) or loss on disposal of long-lived assets and interest on trade accounts receivable) and provision (benefit) for income taxes, further adjusted to add back interest on trade accounts receivable. The Company excludes the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within the energy service industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) or cash flows from operating activities as determined in accordance with GAAP or as an indicator of Mammoth’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. Mammoth’s computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company believes that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure its ability to meet debt service requirements.

The following tables provide a reconciliation of Adjusted EBITDA to the GAAP financial measure of net income (loss) on a consolidated basis and for each of the Company’s segments (in thousands):

Consolidated

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
Reconciliation of Adjusted EBITDA to net (loss) income:	2021	2020	2021	2021	2020
Net (loss) income	$(40,901)	$3,430	$(34,790)	$(88,131)	$(95,746)
Depreciation, depletion, amortization and accretion expense	19,148	23,132	20,265	60,559	73,130
Impairment of goodwill	—	—	—	—	54,973
Impairment of other long-lived assets	547	—	—	547	12,897
Public offering costs	13	—	77	91	—
Stock based compensation	252	353	354	950	1,598
Interest expense, net	1,484	1,098	1,169	3,878	4,207
Other (income) expense, net	(11,056)	(9,042)	14,998	(5,489)	(25,721)
Benefit for income taxes	(7,187)	(6,193)	(16,560)	(26,370)	(8,979)
Interest on trade accounts receivable	7,963	9,285	9,017	25,138	26,052
Adjusted EBITDA	$(29,737)	$22,063	$(5,470)	$(28,827)	$42,411

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Infrastructure Services

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
Reconciliation of Adjusted EBITDA to net (loss) income:	2021	2020	2021	2021	2020
Net (loss) income	$(2,288)	$6,123	$(23,715)	$(29,946)	$(6,182)
Depreciation and amortization expense	4,933	7,294	5,899	17,499	22,416
Public offering costs	(7)	—	43	37	—
Stock based compensation	96	139	158	388	424
Interest expense	971	623	656	2,287	2,091
Other (income) expense, net	(9,256)	(8,375)	15,904	(2,663)	(24,082)
Provision (benefit) for income taxes	3,947	1,645	(8,838)	(2,463)	5,085
Interest on trade accounts receivable	9,290	8,170	9,017	26,980	23,796
Adjusted EBITDA	$7,686	$15,619	$(876)	$12,119	$23,548

Well Completion Services

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
Reconciliation of Adjusted EBITDA to net (loss) income:	2021	2020	2021	2021	2020
Net (loss) income	$(40,711)	$799	$(8,249)	$(53,391)	$(50,951)
Depreciation and amortization expense	6,538	7,189	6,447	19,668	23,346
Impairment of goodwill	—	—	—	—	53,406
Impairment of other long-lived assets	—	—	—	—	4,203
Public offering costs	19	—	12	31	—
Stock based compensation	95	76	75	253	458
Interest expense	215	253	219	688	857
Other expense (income), net	755	(1,156)	1	1,196	(2,444)
Interest on trade accounts receivable	(1,327)	1,073	—	(1,841)	2,206
Adjusted EBITDA	$(34,416)	$8,234	$(1,495)	$(33,396)	$31,081

Natural Sand Proppant Services

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
Reconciliation of Adjusted EBITDA to net loss:	2021	2020	2021	2021	2020
Net loss	$(4,611)	$(3,741)	$(3,929)	$(9,186)	$(12,415)
Depreciation, depletion, amortization and accretion expense	2,533	2,700	2,387	7,059	7,380
Public offering costs	—	—	12	12	—
Stock based compensation	32	77	65	163	354
Interest expense	107	70	90	291	217
Other income (expense), net	(46)	1,792	(53)	(892)	1,753
Interest on trade accounts receivable	—	26	—	(1)	26
Adjusted EBITDA	$(1,985)	$924	$(1,428)	$(2,554)	$(2,685)

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Drilling Services

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
Reconciliation of Adjusted EBITDA to net loss:	2021	2020	2021	2021	2020
Net loss	$(2,579)	$(3,508)	$(2,826)	$(8,717)	$(13,676)
Depreciation expense	1,942	2,294	2,079	6,185	7,814
Impairment of other long-lived assets	—	—	—	—	326
Acquisition related costs	—	—	—	—	—
Public offering costs	—	—	2	2	—
Stock based compensation	6	38	28	71	166
Interest expense	56	60	58	177	449.501
Other (income) expense, net	(66)	20	(127)	(201)	(251)
Adjusted EBITDA	$(641)	$(1,096)	$(786)	$(2,483)	$(5,171)

Other Services(a)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2021	2020	2021	2021	2020
Net income (loss)	$9,288	$3,756	$3,929	$13,109	$(12,522)
Depreciation, amortization and accretion expense	3,202	3,655	3,453	10,148	12,174
Impairment of goodwill	—	—	—	—	1,567
Impairment of other long-lived assets	547	—	—	547	8,368
Public offering costs	1	—	8	9	—
Stock based compensation	23	23	28	75	196
Interest expense, net	135	92	146	435	592
Other (income) expense, net	(2,443)	(1,323)	(727)	(2,929)	(697)
Benefit for income taxes	(11,134)	(7,838)	(7,722)	(23,907)	(14,064)
Interest on trade accounts receivable	—	16	—	—	25
Adjusted EBITDA	$(381)	$(1,619)	$(885)	$(2,513)	$(4,361)
a.    Includes results for Mammoth’s aviation, coil tubing, pressure control, equipment rentals, crude oil hauling, full-service transportation and remote accommodations, equipment manufacturing and infrastructure engineering and design services and corporate related activities. The Company’s corporate related activities do not generate revenue.

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted Net (Loss) Income and Adjusted (Loss) Income per Share

Adjusted net (loss) income and adjusted basic and diluted (loss) income per share are supplemental non-GAAP financial measures that are used by management to evaluate the Company’s operating and financial performance. Management believes these measures provide meaningful information about the Company’s performance by excluding certain non-cash charges, such as impairment of goodwill and impairment of other long-lived assets, that may not be indicative of the Company’s ongoing operating results. Adjusted net loss and adjusted loss per share should not be considered in isolation or as a substitute for net loss and loss per share prepared in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. The following tables provide a reconciliation of adjusted net loss and adjusted loss per share to the GAAP financial measures of net loss and loss per share for the periods specified.

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2021	2020	2021	2021	2020
	(in thousands, except per share amounts)
Net (loss) income, as reported	$(40,901)	$3,430	$(34,790)	$(88,131)	$(95,746)
Impairment of goodwill	—	—	—	—	54,973
Impairment of other long-lived assets	547	—	—	547	12,897
Adjusted net (loss) income	$(40,354)	$3,430	$(34,790)	$(87,584)	$(27,876)

Basic (loss) income per share, as reported	$(0.88)	$0.07	$(0.75)	$(1.90)	$(2.10)
Impairment of goodwill	—	—	—	—	1.21
Impairment of other long-lived assets	0.01	—	—	0.01	0.28
Adjusted basic (loss) income per share	$(0.87)	$0.07	$(0.75)	$(1.89)	$(0.61)

Diluted (loss) income per share, as reported	$(0.88)	$0.07	$(0.75)	$(1.90)	$(2.10)
Impairment of goodwill	—	—	—	—	1.21
Impairment of other long-lived assets	0.01	—	—	0.01	0.28
Adjusted diluted (loss) income per share	$(0.87)	$0.07	$(0.75)	$(1.89)	$(0.61)